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METLIFE ANNOUNCES EXPECTED 2008 FINANCIAL RESULTS & 2009 GUIDANCE
Full Year 2008 Premiums, Fees & Other Revenues Expected to Grow 11% Over 2007
Business Overview to be Provided at Annual Investor Conference
NEW YORK, December 8, 2008 — MetLife, Inc. (NYSE: MET) today announced its expected results for the fourth quarter and full year 2008 and provided several financial targets for 2009. Members of MetLife’s senior management team will discuss the company’s businesses at the company’s annual investor conference beginning at 8:00 a.m. today.
Strong Revenue Growth
Premiums, fees and other revenues for the fourth quarter of 2008 are expected to be between $7.9 and $8.5 billion, compared with $7.7 billion for the fourth quarter of 2007. For the full year 2008, premiums, fees and other revenues are expected to be between $32.7 and $33.3 billion compared with $29.8 billion for 2007.
“With an 11% expected increase in top line results for 2008, MetLife’s core businesses continued to perform extremely well during the year, despite strong economic headwinds,” said C. Robert Henrikson, chairman, president & chief executive officer of MetLife, Inc. “Furthermore, with a very strong excess capital position, a well-diversified investment portfolio and a diverse mix of businesses, MetLife continues to stand apart in the industry. Clients recognize our financial strength and long-term approach as valuable differentiators, and this has translated into us holding strong leadership positions in both group and individual insurance. We are well positioned for the future, though clearly we are not immune from several market factors impacting our bottom line results this quarter.”

Fourth Quarter & Full Year 2008 Net Income
For the fourth quarter of 2008, MetLife expects net income to be between $1.2 billion, or $1.50 per share, and $2.0 billion, or $2.55 per share, compared with $1.1 billion, or $1.44 per share, in the fourth quarter of 2007. Fourth quarter 2008 net income is expected to benefit from net realized investment gains, net of income tax, of between $1.2 and $1.8 billion, reflecting relatively modest credit losses and substantial derivative gains.
As a result, MetLife expects full year 2008 net income to be between $3.3 billion, or $4.52 per share, and $4.1 billion, or $5.60 per share, compared with $4.3 billion, or $5.62 per share, for 2007.
Fourth Quarter & Full Year 2008 Operating Earnings
MetLife’s core businesses continued to perform well during the fourth quarter of 2008, however the company’s earnings results for the quarter are expected to be impacted by a significant decline in variable investment income and the poor equity markets. For the fourth quarter of 2008, MetLife expects to report operating results of between ($50) million, or ($0.05) per share, and $150 million, or $0.20 per share, compared with $1.2 billion, or $1.54 per share, of operating earnings in the fourth quarter of 2007.
As a result, MetLife projects full year 2008 operating earnings to be between $2.6 billion, or $3.50 per share, and $2.8 billion, or $3.75 per share, compared with $4.6 billion, or $6.01 per share, in 2007.
Full Year 2009 Goals
During 2009, MetLife expects to generate between $3.0 billion, or $3.60 per share, and $3.3 billion, or $4.00 per share, in operating earnings for the year. This projection does not reflect an anticipated charge of $70 million, net of income tax, or $0.08 per share, related to the company’s Operational Excellence initiative. The company’s plan for 2009 includes revenue growth of 4% to 5%, solid underwriting results, low variable investment income and assumes a 5% increase in the S&P 500 during 2009.
“The competitive advantage that MetLife maintains in the marketplace will continue to serve us well next year,” added Henrikson. “However, we do recognize that, in 2009, a number of challenges posed by both the equity and credit markets will continue to make for a difficult environment. Nevertheless, our established leadership in the U.S., combined with strong growth prospects in our International Business, positions us well for long-term success.”
Investor Day Audio & Video Webcast
MetLife will hold its annual investor conference today from 8:00 a.m. to approximately 12:30 p.m. (ET). A live audio and video Webcast of the conference, along with the presentation materials, will be available at www.metlife.com (through a link on the Investor Relations page). A replay of the conference will be available at MetLife’s Web site beginning shortly after the conference ends on December 8, until 11:59 p.m. (ET) on December 15, 2008. The presentations made at the conference will include statements relating to the business, operations, management and financial results of MetLife, Inc., including its prospects for the remainder of 2008, as well as for 2009 and beyond.

Assumptions included in MetLife’s estimated fourth quarter and full year 2008 and projected full year 2009 results are discussed in detail in the slide presentations to be presented at MetLife’s annual investor conference, which are included in a Current Report on Form 8-K that is being furnished today to the Securities and Exchange Commission.
Non-GAAP and Other Financial Disclosures
All references in this press release to net income, net income per share, operating earnings and operating earnings per share should be read as net income available to common shareholders, net income available to common shareholders per diluted common share, operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share, respectively.
The historical and forward-looking financial information presented in this press release includes performance measures which are based on methodologies other than Generally Accepted Accounting Principles (“GAAP”). MetLife analyzes its performance using so-called non-GAAP measures, including operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share and operating return on common equity. MetLife believes these measures enhance the understanding and comparability of its performance by excluding net investment gains and losses, net of income tax, and adjustments related to net investment gains and losses, net of income tax, both of which can fluctuate significantly from period to period, and discontinued operations other than discontinued real estate, net of income tax, thereby highlighting the results from operations and the underlying profitability drivers of the business.
Operating earnings is defined as GAAP net income, excluding net investment gains and losses, net of income tax, adjustments related to net investment gains and losses, net of income tax, and discontinued operations other than discontinued real estate, net of income tax. Scheduled periodic settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings.
Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends, which are recorded in Corporate & Other.
Operating earnings available to common shareholders per diluted common share is calculated by dividing operating earnings available to common shareholders by the number of weighted average diluted common shares outstanding for the period indicated.
Operating return on common equity is calculated by dividing operating earnings available to common shareholders by average common equity for the period indicated, excluding accumulated other comprehensive income.
For the historical periods presented, reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures are included in the Appendix of the presentation materials and are on the Investor Relations portion of MetLife, Inc.’s website (www.metlife.com). Additional information about MetLife’s historical financial results is available in the company’s Quarterly Financial Supplements for the corresponding periods which may be accessed through the company’s website. The non-GAAP measures used in this press release should not be viewed as substitutes for the most directly comparable GAAP measures.
In this press release, MetLife provides guidance on its future earnings and earnings per diluted common share on an operating and non-GAAP basis. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is not accessible on a forward-looking basis because MetLife believes it is not possible to provide other than a range of net investment gains and losses, which can fluctuate significantly within or without the range and from period to period and may have a significant impact on GAAP net income.
Forward Looking Statements
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining MetLife’s actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (“SEC”). These factors include: (i) difficult and adverse conditions in the global and domestic capital and credit markets; (ii) continued volatility and further deterioration of the capital and credit markets; (iii) uncertainty about the effectiveness of the U.S. government’s plan to purchase large amounts of illiquid, mortgage-backed and other securities from financial institutions; (iv) the impairment of other financial institutions; (v) potential liquidity and other risks resulting from MetLife’s participation in a securities lending program and other transactions; (vi) exposure to financial and capital market risk; (vii) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect the company’s ability to raise capital and generate fee income and market-related revenue; (viii) defaults on the company’s mortgage and consumer loans; (ix) investment losses and defaults, and changes to investment valuations; (x) market value impairments to illiquid assets; (xi) unanticipated changes in industry trends; (xii) heightened competition, including with respect to pricing, entry of new competitors, the development of new products by new and existing competitors and for personnel; (xiii) discrepancies between actual claims experience and assumptions used in setting prices for the company’s products and establishing the liabilities for the company’s obligations for future policy benefits and claims; (xiv) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xv) ineffectiveness of risk management policies and procedures; (xvi) catastrophe losses; (xvii) changes in assumptions related to deferred policy acquisition costs, value of business acquired or goodwill; (xviii) downgrades in MetLife’s and its affiliates’ claims paying ability, financial strength or credit ratings; (xix) economic, political, currency and other risks relating to the company’s international operations; (xx) regulatory, legislative or tax changes that may affect the cost of, or demand for, the company’s products or services; (xxi) changes in accounting standards, practices and/or policies; (xxii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (xxiii) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (xxiv) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xxv) MetLife’s ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; (xxvi) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; and (xxvii) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
About MetLife
Celebrating 140 years, MetLife, Inc. is a leading provider of insurance and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its domestic and international subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions. For more information, please visit www.metlife.com.
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